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                                                                    EXHIBIT 8.01

                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                            New York, New York 10038

                                                    November 5, 1999

Dean Witter Reynolds, Inc.
Demeter Management Corporation
Two World Trade Center
62nd Floor
New York, NY  10048

            Re: Morgan Stanley Tangible Asset Fund L.P.

Ladies and Gentlemen:

            We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 7,000,000 units of limited partnership interest ("Units") of Morgan Stanley Tangible Asset Fund L.P., a Delaware limited partnership (the "Partnership"). We have also examined such documents, records, and applicable law as we have deemed necessary for purposes of rendering this opinion.

            Based upon the foregoing, we hereby confirm our opinion under the heading "Material Federal Income Tax Considerations" in the Prospectus constituting a part of the Registration Statement (the "Prospectus") that the Partnership will be taxed as a partnership for federal income tax purposes. We also confirm our opinion that the descriptions set forth under the heading "Material Federal Income Tax Considerations" in the Prospectus correctly describe the material federal income tax consequences to United States taxpayers who are individuals of acquiring, owning, and disposing of Units.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references made to us in the Prospectus under the captions "Summary -- Tax Considerations," "Risk Factors -- Taxation risks," "Purchases by Employee Benefit Plans -- ERISA Considerations," "Material Federal Income Tax Considerations," "State and Local Income Tax Aspects," and "Legal Matters."

                                       Very truly yours,


                                       /s/ Cadwalader, Wickersham & Taft

                                       CADWALADER, WICKERSHAM & TAFT